Exhibit 99.1

Press Release

Source: Senetek PLC

Senetek PLC Appoints Rodger Bogardus and Kerry Dukes to Board of Directors

NAPA, Calif., May 16, 2006/PRNewswire-First Call/ — Senetek PLC (OTCBB: SNTKY), http://www.senetekplc.com/, today reported that Rodger Bogardus and Kerry Dukes have been appointed to its Board of Directors.

Mr. Bogardus is President of Ingredia Resources LLC, which consults with cosmetics and personal care companies in designing, developing and marketing unique, functional ingredients for use in topically applied products. Prior to founding Ingredia Resources in 2001, he was Senior Vice President, Research & Technology, of Block Drug Company, a major national chain drug company, from 1999 until it was acquired by Glaxosmithkline in mid-2001, after which he spent a year there as Vice President & Dental Care Category Head and a member of the senior leadership team that ran GSK’s Consumer Healthcare Division R&D. From 1992 to 1999, he was Senior Vice President, Global Research & Development Group, for Mary Kay, Inc., from 1986 to 1992 he was Director of Colgate-Palmolive’s European Technology Center and Director of Product Development for all of Colgate’s personal care products, from 1982 to 1986 he was Director of Product Development for Personal Care Products of Colgate-Palmolive, and prior to that he held responsible research and product development positions with the major multinational branded products companies, Richardson-Vicks, S.C. Johnson and Gillette.

Mr. Dukes is co-founder and Chief Executive Officer of Ardour Capital Investments, an investment banking and securities brokerage firm based in New York City, where he is responsible for the organization, recruitment, financing and implementation of the Company’s business plan. Mr. Dukes has over 20 years of experience in the investment banking and securities industry. Prior to Ardour, Mr. Dukes served as Director/Senior Managing Partner/Head of Global Activities of BlueStone Capital Partners and Trade.com from 1995 to 2001, where he started-up and grew the firm’s brokerage operations and was instrumental negotiating and selling a significant interest in the company to ABN Amro Bank, N.V. Prior to Bluestone, Mr. Dukes served as Board Member, Chief Operating Officer and Managing Director of Commonwealth Associates from 1988 to 1995. Mr. Dukes began his career in the management program at Shearson Lehman in 1982. He has served on the Boards of Directors of numerous public companies including the Commonwealth Associates Growth Fund and Food Integrated Resources.

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831A Latour Ct. Napa, CA 94588. 707.226.3900

Senetek is a life sciences-driven product development and licensing company focused on the high growth market for dermatological and skin care products primarily addressing photodamage and age-related skin conditions. Senetek’s patented compound Kinetin is a naturally occurring cytokinin that has proven effective in improving the appearance of aging skin with virtually none of the side effects associated with acid-based active ingredients. Senetek has licensed Kinetin to leading global and regional dermatological and skin care marketers including Valeant Pharmaceuticals, The Body Shop and Revlon. Senetek’s researchers at the University of Aarhus, Denmark, also are collaborating with a broad range of academic and government-based research enterprises, including The Institute of Experimental Botany of the Czech Academy of Sciences, and with the Department of Dermatology, University of California at Irvine, to identify and evaluate additional new biologically active compounds for this high growth field.

Visit Senetek PLC’s Web site at http://www.senetekplc.com.

Senetek PLC Investor Relations Contact:

1-707-226-3900 ext. 102

E-Mail: Pknopick@eandecommunications.com

Safe Harbor Statement:

This news release contains statements that may be considered ‘forward-looking statements’ within the meaning of the Private Securities Litigation Reform Act, including those indicating the financial outlook for fiscal 2005 and those that might imply commercial potential and successful evaluation and development of new compounds. Forward-looking statements by their nature involve substantial uncertainty, and actual results may differ materially from those that might be suggested by such statements. Important factors identified by the Company that it believes could result in such material differences are described in the Company’s Annual Report on Form 10-K for the year 2005. However, the Company necessarily can give no assurance that it has identified or will identify all of the factors that may result in any particular forward-looking statement materially differing from actual results, and the Company assumes no obligation to correct or update any forward-looking statements which may prove to be inaccurate, whether as a result of new information, future events or otherwise.

831A Latour Ct. Napa, CA 94588. 707.226.3900